Exhibit d(xiv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                              ASSIGNMENT of
                      INVESTMENT ADVISORY CONTRACT
                    Federated Growth Strategies Fund


     THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust ("FIMC"), and FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a Delaware statutory trust ("FEMCOPA").

     WHEREAS, FIMC, then known as Federated Management, entered into an Investment Advisory Contract dated as of August 1, 1989 with Federated Growth Trust, now known as Federated Growth Strategies Fund (the "Fund"), a portfolio of Federated Equity Funds (the "Trust"), and an amendment thereto with the Trust dated as of June 1, 2001 (collectively, the "Contract");

      WHEREAS, FIMC desires to assign its rights, duties and responsibilities under the Contract to FEMCOPA, and FEMCOPA desires to accept such assignment from FIMC; and

     WHEREAS, the Board of Trustees of the Trust has approved the assignment of the Contract from FIMC to FEMCOPA;

     KNOW ALL MEN BY THESE PRESENTS THAT:

     In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, FIMC does hereby assign all of its rights, duties and responsibilities under the Contract described above to FEMCOPA, and FEMCOPA does hereby accept such assignment.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.


FEDERATED INVESTMENT                FEDERATED EQUITY MANAGEMENT
MANAGEMENT COMPANY                  COMPANY OF PENNSYLVANIA


By:  /s/ G. Andrew Bonnewell        By:  /s/ Keith M. Schappert
   ---------------------------         ---------------------------
Name:  G. Andrew Bonnewell          Name:  Keith M. Schappert
Title:  Vice President              Title:  President